U. S. SECURITIES AND EXCHANGE COMMISSION

                                  WASHINGTON, D. C.

                                      FORM 8-K

                                   CURRENT REPORT



                       Pursuant to Section 13 or 15 (d) of the
                               Securities Act of 1934


                                  October 7, 2000
             ----------------------------------------------------------
                  Date of Report (date of earliest event reported)




                                 Capco Energy, Inc.
          ---------------------------------------------------------------
                   Exact Name of Registrant as Specified in its Charter




         Colorado                       0-10157             84-0846529
  ---------------------------    ---------------------    --------------
  State or Other Jurisdiction       Commission File       IRS Employer
  of Incorporation                      Number            Identification
                                                          Number



                         2922 East Chapman Avenue, Suite 202
                              Orange, California 92869
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              Address of Principal Executive Office, Including Zip Code


                                   (714) 288-8230
         ----------------------------------------------------------------
                 Registrant's Telephone Number, including Area Code

  ITEM 5.  OTHER EVENTS.

       On September 27, 2000, Registrant sold sixty-five percent (65%) of it's equity interest in Meteor Stores, Inc. ("MSI"), to OneStopPlaza.Com, Inc. (the "Buyer"), a California corporation. OneStop Plaza is controlled by Imran Jattala, the current President of Meteor Stores, Inc.

       The material terms of the transaction are as follows:

           The total purchase price for the stock was one million seventy-five thousand US dollars ($1,075,000). The purchase price was paid by buyer paying $50,000 in cash, delivering to registrant 132,000 common shares of Capco Energy, Inc. stock valued at $165,000, and undertaking a promissory note for the balance of the purchase price, eight hundred sixty thousand dollars ($860,000). Fifty thousand dollars($50,000)was paid on September 27, with the balance under the promissory note due December 31, 2000.

           The note is secured by the common stock of MSI and has a nine percent (9%) annual interest rate payable on a quarterly basis. In the event of default by the buyer, registrant has the right to foreclose against the security unless the interest payment is made and the default is fully cured within 60 days of the date of default.



                                SIGNATURES


           Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                                CAPCO ENERGY, INC.


  Dated:  October 7, 2000                       By:/s/ Ilyas Chaudhary
                                                ----------------------
                                                Ilyas Chaudhary
                                                President